Exhibit 21

NEWTEK BUSINESS SERVICES, INC.

SUBSIDIARIES

Name of Company	State of Incorporation/ Organization
Advanced Cyber Security Systems, LLC	New York
Automated Merchant Services, Inc.	Florida
Business Connect, LLC	Texas
CCC Real Estate Holdings Co., LLC	Delaware
CDS Business Services, Inc.	Delaware
CrystalTech Web Hosting, Inc.	New York
Exponential Business Development Co., Inc.	New York
First Bankcard Alliance of Alabama, LLC	Alabama
Fortress Data Management, LLC	Texas
Newtek Asset Backed Securities, LLC	Delaware
Newtek Insurance Agency, LLC	District of Columbia
Newtek Small Business Finance, Inc.	New York
PMTWorks Payroll, LLC	New York
Secure CyberGateway Services, LLC	Texas
Small Business Lending, Inc.	Delaware
Solar Processing Solutions, LLC	Wisconsin
Summit Systems and Design, LLC	Texas
The Texas Whitestone Group, LLC	Texas
Universal Processing Services of Wisconsin, LLC	Wisconsin
Where Eagles Fly, LLC	District of Columbia
The Whitestone Group, LLC	New York
Wilshire Alabama Partners, LLC	Alabama
Wilshire Colorado Partners, LLC	Colorado
Wilshire DC Partners, LLC	District of Columbia
Wilshire Holdings I, Inc.	New York
Wilshire Holdings II, Inc.	New York
Wilshire Louisiana Bidco, LLC	Louisiana
Wilshire Louisiana Partners II, LLC	Louisiana
Wilshire Louisiana Partners III, LLC	Louisiana
Wilshire Louisiana Partners IV, LLC	Louisiana
Wilshire New York Advisers II, LLC	New York
Wilshire New York Partners III, LLC	New York
Wilshire New York Partners IV, LLC	New York
Wilshire New York Partners V, LLC	New York
Wilshire Partners, LLC	Florida
Wilshire Texas Partners I, LLC	Texas